Exhibit 99.1

EFP ROTENBERG, LLP
Certified Public Accountants
280 Kenneth Drive, Suite 100
Rochester, New York 14623
(585) 427-8900

June 9, 2011

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are the independent registered public accounting firm for Universal Travel Group, a Nevada corporation (the “Company”). We have read the Company’s disclosure set forth in Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review of the Company’s Form 8-K dated on or about June 9, 2011 (the “8-K”) and we are in agreement with the disclosure in the 8-K, in so far as it pertains to our firm.

Very truly yours,

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP